Exhibit 99.1

Rogers Corporation Reports First Quarter 2017 Results

First quarter 2017:

  Net sales of $203.8 million, a record quarter, up 26.9%
  Gross margin of 39.4%, up 170 basis points
  Net income of $27.0 million, a record quarter, up 81.1%
  Adjusted EBITDA of $54.3 million, up 60.1%
  Adjusted earnings of $1.68 per diluted share, up 78.7%

ROGERS, Conn.--(BUSINESS WIRE)--April 26, 2017--Rogers Corporation (NYSE:ROG) today announced financial results for the 2017 first quarter.

The Company reported 2017 first quarter net sales of $203.8 million, which exceeded the Company's previously announced guidance of $185 to $195 million, as well as 2016 first quarter net sales of $160.6 million. Currency exchange rates unfavorably impacted 2017 first quarter net sales by $2.6 million.

Earnings for the 2017 first quarter were $1.47 per diluted share, an increase compared to $0.82 per diluted share in the first quarter of 2016. On an adjusted basis, earnings were $1.68 per diluted share, an increase compared to adjusted earnings of $0.94 per diluted share in the first quarter of 2016. Adjusted earnings exceeded the Company's guidance of $1.09 to $1.19 per diluted share.

First quarter 2017 net income was $27.0 million, an increase compared to $14.9 million in the first quarter of 2016. Adjusted EBITDA was $54.3 million for the first quarter of 2017, an increase as compared to $33.9 million reported in the first quarter of 2016.

Gross margin was 39.4% in the first quarter of 2017, compared to 37.7% in the first quarter of 2016. Operating margin was 19.4% in the first quarter of 2017, compared to 15.0% in the first quarter of 2016. Adjusted operating margin was 22.2% in the first quarter of 2017, compared to 16.9% in the first quarter of 2016.

Bruce D. Hoechner, President and CEO commented, "Our strong revenue growth in Q1 2017 was driven by increased organic sales across all our business units as well as exceptional sales performance by our recently acquired businesses. Our excellent operating discipline translated our sales performance to the bottom line enabling Rogers to deliver all-time record quarterly earnings. We are clearly benefiting from our strong execution of our core strategy: market driven innovation; synergistic M&A and operating excellence to deliver shareholder value. We remain cautious regarding global markets given the ongoing geopolitical uncertainty."

Business segment discussion

Advanced Connectivity Solutions (ACS)

Advanced Connectivity Solutions reported 2017 first quarter net sales of $78.5 million, a 7.0% increase compared to 2016 first quarter net sales of $73.4 million. The 2017 first quarter results were largely impacted by growth in high frequency circuit materials for automotive advanced driver assistance systems and aerospace / defense, partially offset by lower demand for wireless 4G LTE applications. First quarter 2017 net sales were unfavorably impacted by $0.9 million due to fluctuations in currency exchange rates.

Elastomeric Material Solutions (EMS)

Elastomeric Material Solutions reported 2017 first quarter net sales of $76.8 million, a 65.9% increase compared to 2016 first quarter net sales of $46.3 million. The 2017 first quarter included $22.7 million of net sales from recent acquisitions. On an organic basis, EMS net sales increased $7.8 million, or 16.9% on higher demand for portable electronics, general industrial, automotive and mass transit applications. Fluctuations in currency exchange rates unfavorably impacted net sales by $0.6 million in the 2017 first quarter.

Power Electronics Solutions (PES)

Power Electronics Solutions reported 2017 first quarter net sales of $42.7 million, a 21.0% increase compared to 2016 first quarter net sales of $35.3 million. The 2017 first quarter increase was primarily due to broad based demand across markets, including renewable energy, hybrid-electric vehicles, variable frequency motor drives, and laser diode coolers. First quarter 2017 net sales were unfavorably impacted by $1.0 million due to fluctuations in currency exchange rates.

Other

Other reported 2017 first quarter net sales of $5.8 million, up $0.2 million dollars compared to the first quarter of 2016 sales of $5.6 million.

Balance sheet and other highlights

Cash position

Rogers ended the first quarter of 2017 with cash and cash equivalents of $186.1 million, a decrease of $41.7 million from $227.8 million at December 31, 2016. The largest driver of the decrease in cash was an acquisition, completed during the 2017 first quarter, with a purchase price of approximately $60 million.

Cash flow

Net cash provided from operating activities was $23.2 million in the 2017 first quarter, a decrease compared to $26.2 million in the first quarter of 2016, due to incentive compensation payments and a use of working capital, which more than offset higher first quarter 2017 net income. Capital spending was $5.3 million in the 2017 first quarter, an increase compared to $4.8 million in the 2016 first quarter.

Effective tax rate

The 2017 first quarter effective tax rate was 32.3%, compared to 35.2% in the 2016 first quarter.

Financial outlook

Rogers guides its 2017 second quarter net sales to a range of $190 to $200 million, including an unfavorable currency exchange rate impact of $5.2 million versus the 2016 second quarter. Rogers guides its 2017 second quarter earnings to a range of $0.98 to $1.08 per diluted share. Adjusted earnings are guided to a range of $1.16 to $1.26 per diluted share.

For the full year 2017, Rogers expects capital expenditures to be in a range of $30 to $35 million.

For the full year 2017, Rogers guides its normalized effective tax rate to a range of 32% to 33%.

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, and safety and protection applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement

This release contains forward-looking statements, which may concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: failure to capitalize on, and volatility within, the Company's growth drivers, including internet connectivity, clean energy, and safety and protection, as well as specific market and industry trends within these growth drivers; business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; fluctuations in foreign currency exchange rates; research and development efforts; competitive developments; business development transactions and related integration considerations; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; and changes in laws and regulations applicable to our business. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent quarterly reports on Forms 10-Q filed with the Securities and Exchange Commission. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss 2017 first quarter results will be held tomorrow morning on Thursday April 27, 2017 at 9 am ET.

A live webcast and slide presentation will be available under the investors section of www.rogerscorp.com/ir.

To participate, please dial:

1-800-574-8929	Toll-free in the United States
1-973-935-8524	Internationally
There is no passcode for the live teleconference.

If you are unable to attend, a conference call playback will be available through May 3, 2017 at 11:59 pm ET, by dialing 1-855-859-2056 from the United States, and 1-404-537-3406 from outside of the US, each with passcode 98257454.

Additionally, a replay of the archived webcast will be available on the Rogers website approximately two hours following the webcast.

Additional information

Please contact the Company directly via email or visit the Rogers website.

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three months ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2017	March 31, 2016
Net sales	$203,828	$160,566
Cost of sales	123,478	100,058
Gross margin	80,350	60,508
Selling, general and administrative expenses	34,165	29,860
Research and development expenses	6,961	6,549
Restructuring and impairment charges	725	—
Gain on sale of long-lived asset	(942)	—
Operating income	39,441	24,099
Equity income in unconsolidated joint ventures	1,009	613
Other income (expense), net	715	(546)
Interest expense, net	(1,248)	(1,121)
Income before income tax expense	39,917	23,045

Income tax expense	12,885	8,117
Net income	27,032	14,928

Basic earnings per share:	$1.50	$0.83

Diluted earnings per share:	$1.47	$0.82

Shares used in computing:
Basic	18,056	17,966
Diluted	18,373	18,214

Condensed Consolidated Statements of Financial Position (Unaudited)

(IN THOUSANDS)	March 31, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$186,111	$227,767
Accounts receivable, net	134,084	119,604
Inventories	94,795	91,130
Prepaid income taxes	3,924	3,020
Asbestos related insurance receivables	7,099	7,099
Assets held for sale	1,727	871
Other current assets	12,616	8,910
Total current assets	440,356	458,401
Property, plant and equipment, net	175,642	176,916
Investments in unconsolidated joint ventures	16,726	16,183
Deferred income taxes	23,480	14,634
Goodwill	228,229	208,431
Other intangible assets	169,579	136,676
Asbestos related insurance receivables	41,295	41,295
Other long term assets	6,081	3,964
Total assets	$1,101,388	$1,056,500
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$30,297	$28,379
Accrued employee benefits and compensation	24,696	31,104
Accrued income taxes payable	15,506	10,921
Current portion of lease obligation	356	350
Current portion of long term debt	—	3,653
Asbestos related liabilities	7,099	7,099
Other accrued liabilities	19,162	19,679
Total current liabilities	97,116	101,185
Borrowings under credit facility	241,188	235,877
Long term lease obligation	4,962	4,993
Pension liability	8,501	8,501
Retiree health care and life insurance benefits	1,992	1,992
Asbestos related liabilities	44,883	44,883
Non-current income tax	6,517	6,238
Deferred income taxes	13,463	13,883
Other long term liabilities	3,527	3,162
Shareholders’ equity
Capital stock	18,121	18,021
Additional paid in capital	118,213	118,678
Retained earnings	631,113	591,349
Accumulated other comprehensive income (loss)	(88,208)	(92,262)
Total shareholders’ equity	679,239	635,786
Total liabilities and shareholders’ equity	$1,101,388	$1,056,500

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding acquisition-related amortization of intangible assets and discrete items, such as restructuring expenses, certain costs associated with acquisitions, non-recurring tax charges, and gains or losses on asset or business dispositions (collectively, “Discrete Items”);

(2)Adjusted EBITDA, which the Company defines as net income excluding interest expense, net income tax expense, depreciation and amortization, and Discrete Items; and

(3) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and Discrete Items.

Management believes each of these measures is useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to the potential variability across periods based on the timing, frequency and magnitude. As a result, management believes that adjusted earnings per diluted share, adjusted EBITDA and adjusted operating margin enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP to adjusted earnings per diluted share for the first quarter:

	2017	2016
Earnings per diluted share	Q1	Q1
GAAP earnings per diluted share	$1.47	$0.82

Restructuring, severance and other related costs	0.03	0.02
Acquisition related costs	0.04	—
Gain on sale of long-lived asset	(0.03)	—
Purchase accounting inventory adjustment	0.05	—
Loss on the sale of business	—	0.01

Total discrete items	$0.09	$0.03
Earnings per diluted share adjusted for discrete Items	$1.56	$0.85

Acquisition intangible amortization	0.12	0.09

Adjusted earnings per diluted share	$1.68	$0.94

Reconciliation of GAAP net income to adjusted EBITDA for the first quarter*:

	2017		2016
(amounts in millions)	Q1%		Q1%
Net income	$27.0	13.2%	$14.9	9.3%

Interest expense, net	1.3	0.6%	1.1	0.7%
Income tax expense (benefit)	12.9	6.3%	8.1	5.1%
Depreciation	7.2	3.5%	6.3	3.9%
Amortization	3.3	1.6%	2.7	1.6%
Restructuring, severance and other related costs	0.7	0.3%	0.6	0.4%
Acquisition related costs	1.2	0.6%	—	—
Gain on sale of long-lived asset	(0.9)	-0.4%	—	—
Purchase accounting inventory adjustment	1.6	0.8%	—	—
Loss on the sale of business	—	—	0.2	0.1%
Adjusted EBITDA	$54.3	26.6%	$33.9	21.1%

*Percentages in table may not add due to rounding.

Reconciliation of GAAP to adjusted operating margin for the first quarter*:

	2017	2016
Operating margin	Q1	Q1
GAAP operating margin	19.4%	15.0%

Restructuring, severance and other related costs	0.3%	0.4%
Acquisition related costs	0.6%	—%
Gain on sale of long-lived asset	-0.4%	—%
Purchase accounting inventory adjustment	0.8%	—%
Total discrete Items	1.2%	0.4%
Operating margin adjusted for discrete Items	20.6%	15.4%

Acquisition intangible amortization	1.6%	1.5%

Adjusted operating margin	22.2%	16.9%

*Percentages in table may not add due to rounding.

Reconciliation of GAAP to adjusted earnings per diluted share guidance for the 2017 first quarter:

Guidance Q1 2017
GAAP earnings per diluted share	$0.81 - $0.91

Restructuring/other expenses	$0.14

Acquisition intangible amortization	$0.14

Adjusted earnings per diluted share	$1.09 - $1.19

Reconciliation of GAAP to adjusted earnings per diluted share guidance for the 2017 second quarter:

Guidance Q2 2017
GAAP earnings per diluted share	$0.98 - $1.08

Restructuring/other expenses	$0.07

Acquisition intangible amortization	$0.11

Adjusted earnings per diluted share	$1.16 - $1.26

CONTACT:
Investor contact:
Rogers Corporation
Jack Monti, 860-779-4726
jack.monti@rogerscorp.com
http://www.rogerscorp.com